SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                               13-4026700
(State of Incorporation or Organization)            (I.R.S. Employer
                                                  Identification no.)

              1585 Broadway
               New York, NY                                  10036
 (Address of Principal Executive Offices)                  (Zip Code)

If this form relates to                   If this form relates to the
the registration of a                     registration of a class of
class of securities pursuant              securities pursuant to Section 12(g)
to Section 12(b) of  the                  of the Exchange Act and is effective
Exchange Act and is effective             pursuant to General Instruction A.(d),
pursuant to General Instruction A.(c),    please check the following box. |_|
please check the following box. |X|


Securities Act registration statement file number to
which this form relates:   333-64879
                        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be so Registered                    Each Class is to be Registered
     -------------------                    ------------------------------

      SATURNS WorldCom                        New York Stock Exchange
      Debenture-Backed
       Series 2001-5
1,040,905 7.875% Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-6, S-7 through S-8 and S-9 through S-11, respectively, of the Registrant's related Prospectus Supplement, dated July 6, 2001, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.  Exhibits.

                  None.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 9, 2001

                                                     MSDW STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By: /s/ Michael Harpe
                                                         -----------------
                                                     Name:  Michael Harpe
                                                     Title: President